Exhibit 99.1

For Release
July 26, 2017
1:15 p.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Second Quarter of 2017
Revenue Growth was within our Estimates
Income & Adjusted EBITDA (a non-GAAP measure) were above our Estimates

CALABASAS, Calif., July 26, 2017 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended June 30, 2017.

Second Quarter Highlights

•	Revenues were $653.3 million, up 7.4 percent over the second quarter of 2016 (up 7.6 percent on a same "Billable Days" basis and "Constant Currency" basis).

•	Net income was $33.1 million ($0.62 per diluted share), up from $26.0 million ($0.48 per diluted share) in the second quarter of 2016.

•	Adjusted EBITDA (a non-GAAP measure) was $80.5 million (12.3 percent of revenues), up from $74.1 million (12.2 percent of revenues) in the second quarter of 2016.

•
Since our $150 million repurchase authorization began in June 2016, we have purchased approximately 1.4 million shares for $53.2 million, at an average per share price of $39.07. There were no repurchases during the quarter ended June 30, 2017.

•	Leverage ratio (a non-GAAP measure) was 2.04 to 1 at June 30, 2017, down from 2.21 to 1 at March 31, 2017.

Commenting on the results, Peter Dameris, Chief Executive Officer of On Assignment, said "Our financial results were above or in-line with our estimates for the quarter. Operational performance of each division was generally in-line with our expectations going into the quarter and the end markets that we serve remained healthy and productive. Finally, we are encouraged by the progress we are making on our initiatives taken to enhance our sales generation capabilities and improve the overall financial performance of our Oxford Segment."

Second Quarter 2017 Financial Results

Revenues for the quarter were $653.3 million, up 7.4 percent year-over-year. Our largest segment, Apex, accounted for 76.9 percent of total revenues and grew 10.7 percent year-over-year. Our Oxford Segment accounted for 23.1 percent of total revenues and was down 2.3 percent year-over-year, mainly due to revenues from two large projects that were substantially completed in 2016.

Gross profit was $213.0 million, up $10.9 million or 5.4 percent year-over-year. Gross margin for the quarter was 32.6 percent, down from 33.2 percent in the second quarter of 2016. The year-over-year change in gross margin was primarily the result of (i) a lower mix of permanent placement revenues (5.1 percent of revenues in the current quarter, down from 5.6 percent in the second quarter of 2016) and (ii) compression of approximately 30 basis points in our assignment gross margin, partially related to high growth at Apex, which has lower assignment gross margins than Oxford.

Selling, general and administrative (“SG&A”) expenses were $145.2 million (22.2 percent of revenues), compared with $141.4 million (23.2 percent of revenues) in the second quarter of 2016. SG&A expenses for the quarter included acquisition, integration and strategic planning expenses of $0.7 million, compared with $1.5 million in the second quarter of 2016. The one-percentage point reduction in SG&A expenses as a percent of revenues primarily related to lower growth in compensation expense for staffing consultants relative to revenue growth, lower acquisition, integration and strategic planning expenses and lower stock-based compensation expense.

Amortization of intangible assets was $8.3 million, compared with $10.0 million in the second quarter of 2016. The decrease is due to the accelerated amortization method for certain acquired intangibles, which have higher amortization rates at the beginning of their useful life.

Interest expense for the quarter was $6.1 million compared with $8.0 million in the second quarter of 2016. Interest expense for the quarter was comprised of $5.3 million of interest on the credit facility and $0.8 million of amortization of deferred loan costs. The decrease in interest expense reflected a lower debt balance and a lower interest rate as a result of the August 5, 2016 and February 21, 2017 amendments to our credit facility.

The effective tax rate for the quarter was 37.8 percent, which benefited from a change in accounting for excess tax benefits and deficiencies related to stock-based compensation (this change in accounting was effective at the beginning of the year and prior to the change these tax benefits and deficiencies were accounted for as an adjustment to stockholders' equity). This tax benefit, which reduced our provision for income taxes, was $0.5 million for the quarter.

Net income was $33.1 million ($0.62 per diluted share), up from $26.0 million ($0.48 per diluted share) in the second quarter of 2016. Adjusted EBITDA (a non-GAAP measure) was $80.5 million, or 12.3 percent of revenues, up from $74.1 million (12.2 percent of revenues) in the second quarter of 2016.

Cash flows from operating activities were $39.8 million and free cash flow (a non-GAAP measure) was $33.4 million. During the quarter, we repaid $38.0 million of long-term debt. At June 30, 2017, our leverage ratio (a non-GAAP measure) was 2.04 to 1, down from 2.21 to 1 at March 31, 2017.

Financial Estimates for Q3 2017

On Assignment is providing financial estimates for the third quarter of 2017. These estimates do not include acquisition, integration or strategic planning expenses and assume no deterioration in the staffing markets that On Assignment serves. These estimates also assume no significant change in foreign exchange rates. Reconciliations of estimated net income to the estimated non-GAAP measures are presented herein.

•	Revenues of $660.0 million to $670.0 million

•	Gross margin of 32.5 percent to 32.7 percent

•	SG&A expense (excludes amortization of intangible assets) of $148.8 to $150.4 (includes $6.5 million in depreciation and $6.8 million in stock-based compensation expense)

•	Amortization of intangible assets of $8.0 million

•	Effective tax rate of 39.0 percent(1)

•	Net income of $31.4 million to $33.3 million

•	Earnings per diluted share of $0.59 to $0.62

•	Diluted shares outstanding of 53.4 million

•	Adjusted EBITDA (a non-GAAP measure) of $79.0 million to $82.0 million

•	Adjusted Net Income(2) (a non-GAAP measure) of $39.0 million to $40.8 million

•	Adjusted Net Income per diluted share(2) (a non-GAAP measure) of $0.73 to $0.76
_______________

(1)
Does not include excess tax benefits related to stock-based compensation. Effective January 1, 2017, these tax benefits (the tax effect of the difference between book and tax expense for equity-based compensation) are included in the determination of the provision for income taxes. Prior to the accounting rule change, these benefits were recorded as an adjustment to stockholders' equity.

(2)
Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $6.7 million each quarter, or $0.12 per diluted share, and represent the economic value of the tax deduction that we receive from the amortization of goodwill and trademarks.

Our financial estimates above are based on our estimate of “Billable Days,” which are Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather. For the third quarter, we estimate billable days of 62.6, which is 0.5 fewer than the third quarter of 2016.

Conference Call

On Assignment will hold a conference call today at 5:00 p.m. EDT to review its financial results for the second quarter. The dial-in number is 800-230-1059 (+1-612-234-9960 for callers outside the United States) and the conference ID number is 426728. Participants should dial in ten minutes before the call. The prepared remarks for this call will be available via On Assignment's web site at www.onassignment.com. This call is being webcast by CCBN and can be accessed at www.onassignment.com. Individual investors can also listen at CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network.

A replay of the conference call will be available beginning Wednesday, July 26, 2017 at 7:00 p.m. EDT until midnight on Thursday, August 10, 2017. The access number for the replay is 800-475-6701 (+1-320-365-3844 outside the United States) and the conference ID number is 426728.

About On Assignment

On Assignment, Inc. is a leading global provider of highly skilled, hard-to-find professionals in the growing technology, life sciences, and creative sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for its quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals. The Company has a network of branch offices throughout the United States, Canada and Europe. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the accompanying financial information include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"), and is intended to enhance an overall understanding of our current financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Below is a discussion of our non-GAAP measures.

EBITDA (earnings before interest, taxes, depreciation and amortization of intangible assets) and Adjusted EBITDA (EBITDA plus equity-based compensation expense and, as applicable, write-off of loan costs, acquisition, integration and strategic planning expenses, and impairment charges) are used to determine a portion of the compensation for some of our executives and employees. Equity-based compensation expense is added to arrive at Adjusted EBITDA because it is a non-cash expense. Write-off of loan costs, acquisition, integration and strategic planning expenses, and impairment charges are added, as applicable, to arrive at Adjusted EBITDA as they are not indicative of the performance of our core business on an ongoing basis.

Non-GAAP net income (net income, less income (loss) from discontinued operations, net of tax, plus, as applicable, refinancing costs, acquisition, integration and strategic planning expenses, accretion of fair value discount on contingent consideration, impairment charges, and the tax effect of these items) provides a method for assessing our operating results in a manner that is focused on the performance of our core business on an ongoing basis. Adjusted Net Income (Non-GAAP net income plus amortization of intangible assets, less income taxes on amortization for financial reporting purposes not deductible for income tax purposes) provides a method for assessing our operating results in a manner that is focused on the performance of our core business on an ongoing basis, adjusted for some of the cash flows associated with amortization of intangible assets to more fully present the performance of our acquisitions.

Free cash flow is defined as net cash provided by (used in) operating activities, less capital expenditures. Management believes this provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities. Our leverage ratio provides information about our compliance with loan covenants and is calculated in accordance with our credit agreement, as filed with the Securities and Exchange Commission ("SEC"), by dividing our total indebtedness by trailing 12 months Adjusted EBITDA.

Reasons for Presentation of Operating Metrics

Operating metrics are intended to enhance the overall understanding of our business and our current financial performance. These operating metrics might not be calculated in the same manner as, and thus might not be comparable to, similarly titled metrics reported by other companies. The operating metrics presented on this release are calculated as follows: average number of staffing consultants are full time equivalent staffing consultant headcount in the quarter; average number of contract professionals and average number of customers are the number of contract professionals employed each week and the number of customers served each week, averaged for the quarter, respectively (average is weighted by total number of hours billed per week); top 10 customers as a percentage of revenue are the 10 largest clients defined by the revenue generated in the quarter, divided by total revenues in the quarter; gross profit per staffing consultant is gross profit for the quarter divided by the average number of staffing consultants; average bill rate is total assignment revenue client billings in the quarter divided by total hours billed in the quarter.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, amortization, effective tax rate, net income, diluted shares outstanding, Adjusted EBITDA, Adjusted Net Income and related per share amounts (as applicable) set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining clients, the availability of qualified contract professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to manage our litigation matters, the successful integration of our acquired subsidiaries, the successful implementation of our five-year strategic plan, and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 1, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as filed with the SEC on May 10, 2017. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2017	2016	2017	2017	2016

Revenues	$653,313	$608,088	$626,528	$1,279,841	$1,190,128
Costs of services	440,376	406,002	428,384	868,760	800,260
Gross profit	212,937	202,086	198,144	411,081	389,868
Selling, general and administrative expenses	145,177	141,350	146,072	291,249	281,231
Amortization of intangible assets	8,299	10,032	8,464	16,763	20,176
Operating income	59,461	50,704	43,608	103,069	88,461
Interest expense	(6,067)	(7,959)	(8,501)	(14,568)	(16,984)
Income before income taxes	53,394	42,745	35,107	88,501	71,477
Provision for income taxes	20,158	16,732	12,725	32,883	28,116
Income from continuing operations	33,236	26,013	22,382	55,618	43,361
Income (loss) from discontinued operations, net of tax	(139)	(9)	9	(130)	44
Net income	$33,097	$26,004	$22,391	$55,488	$43,405

Basic earnings per common share:
Income from continuing operations	$0.63	$0.49	$0.43	$1.05	$0.81
Income from discontinued operations	—	—	—	—	—
	$0.63	$0.49	$0.43	$1.05	$0.81

Diluted earnings per common share:
Income from continuing operations	$0.62	$0.48	$0.42	$1.04	$0.81
Income from discontinued operations	—	—	—	—	—
	$0.62	$0.48	$0.42	$1.04	$0.81

Number of shares and share equivalents used to calculate earnings per share:
Basic	52,823	53,422	52,658	52,741	53,284
Diluted	53,473	53,911	53,249	53,375	53,783

SEGMENT FINANCIAL INFORMATION (Unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(Dollars in millions)

	Three Months Ended			Six Months Ended
	2017	2016	Year-Over-Year Growth Rates	2017	2016	Year-Over-Year Growth Rates
Revenues by segment:
Apex:
Assignment	$491.3	$441.4	11.3%	$962.6	$863.5	11.5%
Permanent placement	11.2	12.3	(10.0)%	22.4	23.3	(4.4)%
	502.5	453.7	10.7%	985.0	886.8	11.1%
Oxford:
Assignment	128.7	133.0	(3.2)%	251.9	260.4	(3.2)%
Permanent placement	22.1	21.4	3.6%	42.9	42.9	0.2%
	150.8	154.4	(2.3)%	294.8	303.3	(2.8)%
Consolidated:
Assignment	620.0	574.4	8.0%	1,214.5	1,123.9	8.1%
Permanent placement	33.3	33.7	(1.4)%	65.3	66.2	(1.4)%
	$653.3	$608.1	7.4%	$1,279.8	$1,190.1	7.5%
Percentage of total revenues:
Apex	76.9%	74.6%		77.0%	74.5%
Oxford	23.1%	25.4%		23.0%	25.5%
	100.0%	100.0%		100.0%	100.0%

Assignment	94.9%	94.4%		94.9%	94.4%
Permanent placement	5.1%	5.6%		5.1%	5.6%
	100.0%	100.0%		100.0%	100.0%

Domestic	95.0%	95.1%		95.1%	95.2%
Foreign	5.0%	4.9%		4.9%	4.8%
	100.0%	100.0%		100.0%	100.0%
Gross profit:
Apex	$150.3	$138.1	8.7%	$290.2	$264.3	9.8%
Oxford	62.7	64.0	(1.9)%	120.9	125.6	(3.7)%
Consolidated	$213.0	$202.1	5.4%	$411.1	$389.9	5.4%
Gross margin:
Apex	29.9%	30.5%		29.5%	29.8%
Oxford	41.6%	41.4%		41.0%	41.4%
Consolidated	32.6%	33.2%		32.1%	32.8%

SELECTED CASH FLOW INFORMATION (Unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(In thousands)

	Three Months Ended		Six Months Ended
	2017	2016	2017	2016
Cash provided by operating activities(1)	$39,793	$61,896	$83,593	$100,124
Capital expenditures	(6,416)	(6,627)	(13,208)	(13,909)
Free cash flow (non-GAAP measure)	$33,377	$55,269	$70,385	$86,215

Cash used in investing activities(2)	$(6,581)	$(7,153)	$(13,356)	$(8,259)
Cash used in financing activities(1)	$(39,077)	$(48,379)	$(79,292)	$(80,946)

(1)
On January 1, 2017, we adopted Accounting Standards Update 2016-09 Compensation - Stock Compensation (Topic 718). Under this new guidance excess tax benefits and deficiencies are recognized as income tax benefit or expense in the consolidated statements of operations and comprehensive income, instead of paid in capital, on a prospective basis from the date of adoption. On the statement of cash flows, excess tax benefits and deficiencies are presented as cash flows from operating activities, instead of financing activities. For the statement of cash flows we elected to retrospectively adopt this new presentation and for the three and six months ended June 30, 2016, cash flows from excess tax benefits of $1.6 million, and $2.5 million respectively were reclassified from financing activities to operating activities.

(2)	The six months ended June 30, 2016, included $6.0 million in cash provided by investing activities related to the release of cash held in escrow from the sale of the Physician Segment.

SELECTED CONSOLIDATED BALANCE SHEET DATA
AS OF JUNE 30, 2017 AND DECEMBER 31, 2016
(In thousands)

	2017	2016
	(Unaudited)
Cash and cash equivalents	$18,963	$27,044
Accounts receivable, net	417,267	386,858
Total current assets	462,680	437,524
Goodwill and intangible assets, net	1,236,971	1,251,243
Total assets	1,766,644	1,752,667
Total current liabilities	178,377	162,499
Working capital	284,303	275,025
Long-term debt	579,782	640,355
Other long-term liabilities	81,123	80,874
Stockholders’ equity	927,362	868,939

RECONCILIATION OF NET INCOME TO EBITDA (NON-GAAP MEASURE) AND
ADJUSTED EBITDA (NON-GAAP MEASURE) (Unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(In thousands)

	Three Months Ended		Six Months Ended
	2017	2016	2017	2016
Net income	$33,097	$26,004	$55,488	$43,405
(Income) loss from discontinued operations, net of tax	139	9	130	(44)
Interest expense	6,067	7,959	14,568	16,984
Provision for income taxes	20,158	16,732	32,883	28,116
Depreciation	6,068	5,372	12,079	10,655
Amortization of intangible assets	8,299	10,032	16,763	20,176
EBITDA (non-GAAP measure)	73,828	66,108	131,911	119,292
Equity-based compensation	5,991	6,534	11,561	13,458
Acquisition, integration and strategic planning expenses	725	1,467	1,635	3,793
Adjusted EBITDA (non-GAAP measure)	$80,544	$74,109	$145,107	$136,543

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND
ADJUSTED NET INCOME (NON-GAAP MEASURE) (Unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	2017	2016	2017	2016
Net income	$33,097	$26,004	$55,488	$43,405
(Income) loss from discontinued operations, net of tax	139	9	130	(44)
Refinancing costs(1)	(104)	—	1,924	—
Acquisition, integration and strategic planning expenses	725	1,467	1,635	3,793
Accretion of discount on contingent consideration	—	—	—	863
Tax effect on adjustments	(242)	(572)	(1,388)	(1,800)
Non-GAAP net income	33,615	26,908	57,789	46,217
Amortization of intangible assets	8,299	10,032	16,763	20,176
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(406)	(547)	(812)	(1,148)
Adjusted Net Income (non-GAAP measure)(2)	$41,508	$36,393	$73,740	$65,245

Per diluted share:
Net income	$0.62	$0.48	$1.04	$0.81
Adjustments	0.16	0.20	0.34	0.40
Adjusted Net Income (non-GAAP measure)(2)	$0.78	$0.68	$1.38	$1.21

Weighted average common and common equivalent shares outstanding (diluted)	53,473	53,911	53,375	53,783

(1)
In February 2017, we amended our credit facility and incurred $2.5 million in fees, of which $1.9 million were included in interest expense and the remaining $0.6 million were capitalized and will be amortized over the term of the credit facility.

(2)
Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $6.7 million per quarter (approximately $0.12 per diluted share) and represent the economic value of the tax deduction that we receive from the amortization of goodwill and trademarks.

OPERATING METRICS (Unaudited)

	Apex	Oxford	Consolidated

Average number of staffing consultants:
Q2 2017	1,441	925	2,366
Q1 2017	1,423	977	2,400
Q2 2016	1,314	974	2,288

Average number of customers:
Q2 2017	3,502	1,063	4,565
Q1 2017	3,569	1,085	4,654
Q2 2016	3,446	1,082	4,528

Average number of contract professionals(1):
Q2 2017	17,525	2,818	20,343
Q1 2017	16,596	2,634	19,230
Q2 2016	14,907	2,875	17,782

Top 10 customers as a percentage of revenues:
Q2 2017	26.9%	10.1%	21.1%
Q1 2017	26.5%	9.3%	20.4%
Q2 2016	23.8%	11.6%	18.3%

Average bill rate:
Q2 2017	$57.81	$100.14	$63.23
Q1 2017	$57.51	$97.79	$62.67
Q2 2016	$55.97	$103.58	$62.45

Gross profit per staffing consultant:
Q2 2017	$104,000	$68,000	$90,000
Q1 2017	$98,000	$60,000	$83,000
Q2 2016	$105,000	$66,000	$88,000

(1)	Average number of contract professionals placed on assignment each week that are considered our employees; this number does not include employees of our subcontractors.

FINANCIAL ESTIMATES FOR Q3 2017
RECONCILIATION OF ESTIMATED NET INCOME TO ESTIMATED NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)(2)	$31.4	$33.3
Interest expense	6.1	6.1
Provision for income taxes(2)	20.2	21.3
Depreciation	6.5	6.5
Amortization of intangible assets	8.0	8.0
EBITDA (non-GAAP measure)	72.2	75.2
Equity-based compensation	6.8	6.8
Adjusted EBITDA (non-GAAP measure)	$79.0	$82.0

	Low	High
Net income(1)(2)	$31.4	$33.3
Amortization of intangible assets	8.0	8.0
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(0.4)	(0.4)
Other	—	(0.1)
Adjusted Net Income (non-GAAP measure)(3)	$39.0	$40.8

Per diluted share:
Net income	$0.59	$0.62
Adjustments	0.14	0.14
Adjusted Net Income (non-GAAP measure)(3)	$0.73	$0.76

Weighted average common and common equivalent shares outstanding (diluted)	53.4	53.4

(1)	These estimates do not include acquisition, integration, or strategic planning expenses.

(2)	These estimates do not include excess tax benefits related to stock-based compensation.

(3)
Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $6.7 million per quarter ($0.12 per diluted share) and represent the economic value of the tax deduction that we receive from the amortization of goodwill and trademarks.